Exhibit 23.0

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-31015) of BJ's Wholesale Club, Inc. and Subsidiaries of our report dated March 1, 1999 relating to the financial statements, which appear in this Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP
Boston, Massachusetts
April 19, 1999